UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): June 14, 2023

Stagwell Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13718	86-1390679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Floor 65

New York, NY 10007

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the annual meeting of stockholders of Stagwell Inc. (the “Company”) held on June 14, 2023 (the “Annual Meeting”), the Company’s stockholders approved the 2023 Employee Stock Purchase Plan (the “Plan”). The board of directors of the Company had previously approved and adopted the Plan on March 1, 2023, subject to stockholder approval. The Plan authorizes the issuance of awards with respect to 3,000,000 shares of the Class A Common Stock (subject to adjustments for changes in capitalization).

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8, which was filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2023. A more detailed description of the Plan can be found under the heading “Proposal 2: Approval of 2023 Employee Stock Purchase Plan” on pages 19 to 26 of the Company’s definitive proxy statement on Schedule 14A relating to the Annual Meeting, which was filed with the SEC on May 1, 2023, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On June 14, 2023, the Company held its Annual Meeting. The stockholders considered five proposals as described in the Company’s definitive proxy statement filed on May 1, 2023. The final results of the voting on each matter submitted to stockholders at the Annual Meeting are set forth below.

Proposal 1 - Election of Directors. The stockholders elected the nominees for director by the votes shown below, each to hold office until the Company’s 2024 Annual Meeting of Stockholders.

Nominee	For	Withheld	Broker Non-Votes
Charlene Barshefsky	261,540,602	5,381,075	20,553,576
Bradley J. Gross	266,132,757	788,920	20,553,576
Wade Oosterman	260,614,729	6,306,948	20,553,576
Mark J. Penn	266,255,460	666,217	20,553,576
Desirée Rogers	266,191,970	729,707	20,553,576
Eli Samaha	261,540,602	5,381,075	20,553,576
Irwin D. Simon	250,048,715	16,872,962	20,553,576
Rodney Slater	261,995,048	4,926,629	20,553,576
Brandt Vaughan	266,271,947	649,730	20,553,576

Proposal 2 – Approval of 2023 Employee Stock Purchase Plan. The stockholders approved the 2023 Employee Stock Purchase Plan by the votes shown below.

For	Against	Abstain	Broker Non-Votes
264,374,119	2,542,655	4,903	20,553,576

Proposal 3 - Executive Compensation. The stockholders approved, on a non-binding, advisory basis, the 2022 executive compensation of the Company’s named executive officers by the votes shown below.

For	Against	Abstain	Broker Non-Votes
266,035,944	494,320	391,413	20,553,576

Proposal 4 – Frequency of Advisory Votes on Executive Compensation. The stockholders cast votes on the non-binding advisory proposal on the frequency of future advisory votes on executive compensation in the amounts shown below. Consistent with these voting results and the recommendation of the Company’s board of directors, the Company’s board of directors has determined that the Company will hold an advisory vote to approve executive compensation every year until the next required advisory vote on the frequency of such a vote.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
265,749,627	6,235	1,040,662	125,153	20,553,576

Proposal 5 – Ratification of Selection of Independent Registered Public Accounting Firm. The stockholders ratified the selection of PricewaterhouseCoopers LLP to act as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023 by the votes shown below.

For	Against	Abstain
285,259,338	2,211,958	3,957

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2023

Stagwell Inc.

By:	/s/ Edmund D. Graff
Name: Edmund D. Graff
Title: Senior Vice President, Deputy General Counsel and Corporate Secretary